                                                                  Exhibit (1)(h)


                                                                   April 9, 1998


Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Chase Securities Inc.
270 Park Avenue
New York, New York 10017

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York 10018

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
World Financial Center
North Tower
New York, New York 10281-1310

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Salomon Brothers Inc
7 World Trade Center
New York, New York 10048

Gentlemen:

                  Reference is hereby made to the Distribution Agreement, dated April 11, 1994, as amended as of May 1, 1995, September 13, 1995, January 17, 1997 and October 8, 1997 (the "Distribution Agreement"), between MBNA Corporation, a Maryland corporation ("MBNA"), and you. The parties to the Distribution Agreement hereby acknowledge that a Registration Statement of MBNA on Form S-3 (No. 333-47179) relating to $2,250,000,000 aggregate principal amount of debt securities, preferred stock, depositary shares representing preferred stock, common stock, warrants, stock purchase contracts and stock purchase units (the "Third Registration Statement"), which Third Registration Statement also constitutes Post-Effective Amendment No. 1 to MBNA's Registration Statement on Form S-3 (No. 333-17187) (the "Second Registration Statement") and Post-Effective Amendment No. 2 to MBNA's Registration Statement on Form S-3 (No. 33-95600) (the "First Registration Statement"; the "First Registration Statement," the "Second Registration Statement" and the "Third Registration Statement" are herein collectively referred as the "Registration Statement"), was declared effective by the Securities and Exchange Commission on April 7, 1998. The parties to the Distribution Agreement hereby further acknowledge that the Treasury Committee of the Board of Directors of MBNA, in connection with the Registration Statement, adopted on January 1, 1998 a resolution (the "Resolution") that authorized the issuance of Senior Medium-Term Notes, Series D and Subordinated Medium-Term Notes, Series D under the Registration Statement which may be issued from time to time pursuant to the Distribution Agreement. A copy of the Resolution is enclosed.

                  In order to implement the Resolution, the parties hereby agree that (i) the Distribution Agreement be amended so that all references contained therein to Senior Medium-Term Notes be deemed to also be references to Senior Medium-Term Notes, Series D and all references contained therein to Subordinated Medium-Term Notes be deemed to also be references to Subordinated Medium-Term Notes, Series D; (ii) all references in the Distribution Agreement to "$900,000,000" shall be changed to "$2,250,000,000"; (iii) all references in the

Distribution Agreement to the "Agents" shall also include Chase Securities Inc. and Salomon Brothers Inc; (iv) Section 12 of the Distribution Agreement be amended so that Notices to the Agents shall also be directed to Chase Securities Inc., 270 Park Avenue, 8th Floor, New York, New York 10017, Attention:
Medium-Term Note Desk, facsimile transmission no. 212-834-6081; and Salomon Brothers Inc, 7 World Trade Center, New York, New York 10048, Attention:
Medium-Term Note Department, facsimile transmission no. 212-783-2274; and (v) the "Delivery of Prospectus" Section of Exhibit C of the Distribution Agreement be amended so that copies of Pricing Supplements be delivered to Chase Securities Inc., 270 Park Avenue, 8th Floor, New York, New York 10017,
Attention: Medium-Term Note Desk, facsimile transmission no. 212-834-6081; and Salomon Brothers Inc, 7 World Trade Center, New York, New York 10048, Attention:
Medium-Term Note Department, facsimile transmission no. 212-783-2274.

                  Please confirm your agreement to this amendment by signing and returning the enclosed copy of this letter.



                                MBNA CORPORATION


                                By: /s/ Vernon H.C. Wright
                                    -------------------------------
                                    Name: Vernon H.C. Wright
                                    Title: Executive Vice President



Agreed to and accepted this
9th day of April, 1998.

LEHMAN BROTHERS INC.


By: /s/ Robert Swindell
    --------------------------


BEAR, STEARNS & CO. INC.


By: /s/ Timothy A. O'Neill
    --------------------------


CHASE SECURITIES INC.


By: /s/ Therese M. Esperdy
    --------------------------


CREDIT SUISSE FIRST BOSTON CORPORATION


By: /s/ Helena M. Willner
    --------------------------


GOLDMAN, SACHS & CO.


By: /s/ Goldman, Sachs & Co.
    --------------------------

MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED


    /s/ Scott P. Primrose
By: ___________________________


J.P. MORGAN SECURITIES INC.

    /s/ Robert D. Oon
By: __________________________


SALOMON BROTHERS INC


    /s/ Suni P. Harford
By: __________________________